CECO Environmental Raises Full Year 2023 Outlook, Announces Acquisition of Kemco Systems, a Leader in Industrial Water Recycling and Energy Conservation Solutions

DALLAS (Sept. 13, 2023) – CECO Environmental Corp. (Nasdaq: CECO) (“CECO”), a leading environmentally focused, diversified industrial company whose solutions protect people, the environment, and industrial equipment, today announced that on Aug. 23, 2023, it completed the acquisition of Kemco Systems, Co. LLC (Kemco), a Florida-based company that specializes in the design, manufacturing and support of custom-engineered industrial water recycling and energy conservation solutions for North American industrial markets. Following the acquisition, the Company announced it has raised its full-year 2023 outlook for revenue and EBITDA.

Kemco Acquisition

Kemco, founded in 1969, marks the third acquisition for CECO during 2023, and a continuation of CECO’s steady execution of its programmatic M&A strategy. The Kemco acquisition enhances CECO’s North American presence, extending the Company’s industrial water and wastewater treatment applications reach, adding new energy conservation and water recycling solutions, and expanding the addressable market into new high-value food processing, commercial laundry, and ready-mix concrete customer segments and end markets. Kemco generated full-year 2022 revenues of approximately $22 million and advances the Company’s stated goals of owning differentiated engineered solutions businesses with niche leadership positions and more short-cycle and aftermarket revenue.

“I am excited to welcome the Kemco team to CECO and confident that the combination will open new growth opportunities across attractive industrial water markets. The acquisition of Kemco is another important and strategic step to build upon our already strong and diversified industrial water capabilities, which we have been building with tremendous organic growth execution and the acquisitions of Compass Water, Index Water, DS21, and General Rubber,” said Todd Gleason, Chief Executive Officer, CECO Environmental. “Kemco has a tremendous reputation with its strong, blue-chip customer base and an installed base of more than 7,000 systems. When combined with our focused investment programs, we expect to add additional market-leading solutions and capabilities to further solve critical customer problems while delivering sustainable growth.”

Added Gleason, “While this acquisition helps expand our North American presence in the water and wastewater treatment market, CECO also has the opportunity to introduce these water recycling and energy conservation solutions globally as a new offering, especially in regions we already serve where companies are seeking ways to reduce water usage, recycle their wastewater streams, and conserve energy.”

Kemco’s leadership team will remain to drive the business and work across CECO’s other industrial water businesses to maximize solution selling and services.

“We are excited to join a company that is so well aligned with our mission of helping customers solve their water and energy challenges, and we expect to enhance our value delivery to customers seeking to reduce their environmental footprint while improving their profitability,” said Tom Vanden Heuvel, Vice President and General Manager of Kemco Systems. “Working with a group that is placing a greater emphasis on closing the water loop was an important element of our decision-making process. With CECO, we believe our customers will feel the difference that a bigger team with global reach and a broader technology base has to offer.”

Janney Montgomery Scott LLC and McDermott, Will & Emery, LLP served as advisors to Kemco for this transaction.

Company Raises Full Year 2023 Outlook

The Company increased its full year 2023 outlook to reflect revenues forecasted to be at least $525 million, up approximately 24 percent year over year. The Company also updated its expected full year 2023 adjusted EBITDA forecasted to be at least $55 million, up approximately 30 percent year over year. The updated expected full year revenue and adjusted EBITDA guidance compares to the previous outlook, provided in August, of revenues of between $500 and $525 million and adjusted EBITDA of between $50 and $55 million.

“The combination of our continued strong execution in healthy industrial markets and growing backlog, coupled with the acquisition of Kemco Systems, gives us added visibility and bolsters our confidence in our full year growth and profitability,” stated Gleason. “We continue to steadily transform CECO and create a high-performance industrial growth company. The acquisitions we have completed over the past 24 months continue to deliver performance at or above the high-growth financials associated with each transaction, which helps CECO to advance leadership positions in Industrial Air, Industrial Water and the Energy Transition markets.”

ABOUT CECO ENVIRONMENTAL

CECO Environmental is a leading environmentally focused, diversified industrial company, serving a broad landscape of industrial air, industrial water and energy transition markets across the globe through its key business segments: Engineered Systems and Industrial Process Solutions. Providing innovative technology and application expertise, CECO helps companies grow their business with safe, clean, and more efficient solutions that help protect people, the environment and industrial equipment. In regions around the world, CECO works to improve air quality, optimize the energy value chain, and provide custom solutions for applications including power generation, petrochemical processing, general industrial, refining, midstream oil and gas, electric vehicle production, poly silicon fabrication, battery recycling, beverage can, and water/wastewater treatment along with a wide range of other applications. CECO is listed on Nasdaq under the ticker symbol "CECO." Incorporated in 1966, CECO’s global headquarters is in Dallas, Texas. For more information, please visit www.cecoenviro.com.

ABOUT KEMCO SYSTEMS

Since 1969, Clearwater, Florida-based Kemco Systems has delivered more than 7,000 systems worldwide for industrial Water Reuse/Recycle, Wastewater Treatment, Wastewater Filtration, Efficient Hot Water Heating, High-Pressure Pumping, Wastewater Heat Recovery, Stack Heat Recovery, Water Chilling, Vapor/Steam Curing and Conditioning, and Total System Monitoring. Kemco’s systems are built to the highest standards for the most challenging conditions and offer exceptional reliability, outstanding quality and top value for its client’s energy dollar. Learn more about Kemco’s solutions and experience at https://www.kemcosystems.com.

SAFE HARBOR STATEMENT

Any statements contained in this Press Release, other than statements of historical fact, including statements about management's beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management's views and assumptions regarding future events and business performance and include, but are not limited to, statements regarding CECO’s full year 2023 outlook, statements about CECO’s expectations regarding the integration of Kemco Systems, Co. LLC, into CECO; the benefits of the acquisition of Kemco Systems, Co. LLC, and the expectations regarding the transaction’s impact on CECO’s strategic growth plan. We use words such as "believe," "expect," "anticipate," "intends," "estimate," "forecast," "project," "will," "plan," "should" and similar expressions to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Potential risks and uncertainties that could cause actual results to differ materially include risks regarding the achievement of the anticipated benefits of the acquisition, our ability to successfully integrate acquired businesses and realize the synergies from acquisitions, as well as a number of factors related to our business, including the sensitivity of our business to economic and financial market conditions generally and economic conditions in our service areas; dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding estimates and method of accounting for revenue; the effect of growth on our infrastructure, resources, and existing sales; the ability to expand operations in both new and existing markets; the potential for contract delay or cancellation as a result of on-going or worsening supply chain challenges; liabilities arising from faulty services or products that could result in significant professional or product liability, warranty, or other claims; changes in or developments with respect to any litigation or investigation; failure to meet timely completion or performance standards that could result in higher cost and reduced profits or, in some cases, losses on projects; the potential for fluctuations in prices for manufactured components and raw materials, including as a result of tariffs and surcharges, and rising energy costs; inflationary pressures relating to rising raw material costs and the cost of labor; the substantial amount of debt incurred in connection with our strategic transactions and our ability to repay or refinance it or incur additional debt in the future; the impact of federal, state or local government regulations; our ability to repurchase shares of our common stock and the amounts and timing of repurchases, if any; our ability to successfully realize the expected benefits of our restructuring program; our ability to successfully integrate acquired businesses and realize the synergies from strategic transactions; the unpredictability and severity of catastrophic events, including cyber security threats, acts of terrorism or outbreak of war or hostilities or public health crises, as well as management’s response to any of the aforementioned factors; and our ability to remediate our material weakness, or any other material weakness that we may identify in the future that could result in material misstatements in our financial statements. Additional risks and uncertainties are discussed under "Part I – Item 1A. Risk Factors" of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and may be included in subsequently filed Quarterly Reports on Form 10-Q. Many of these risks are beyond management's ability to control or predict. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update or review any forward-looking statements, whether as a result of new information, future events or otherwise.

NOTE REGARDING NON-GAAP FINANCIAL MEASURES

CECO is providing certain non-GAAP historical financial measures as presented above as we believe that these figures are helpful in allowing individuals to better assess the ongoing nature of CECO’s core operations. A "non-GAAP financial measure" is a numerical measure of a company's historical financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in accordance with GAAP.

Adjusted EBITDA, as we present it in the financial data included in this press release, has been adjusted to exclude the effects of amortization expenses for acquisition-related intangible assets, contingent retention and earnout expenses, restructuring expenses primarily relating to severance and legal expenses, acquisition and integration expenses which include retention, legal, accounting, banking, and other expenses, foreign currency remeasurement and other nonrecurring or infrequent items and the associated tax benefit of these items. Management believes that these items are not necessarily indicative of the Company’s ongoing operations and their exclusion provides individuals with additional information to better compare the Company's results over multiple periods. Management utilizes this information to evaluate its ongoing financial performance. Our financial statements may continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Adjusted EBITDA is not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of CECO’s results as reported under GAAP. Additionally, CECO cautions investors that non-GAAP financial measures used by the Company may not be comparable to similarly titled measures of other companies.

Non-GAAP measures presented on a forward-looking basis are not reconciled to the comparable GAAP financial measures because the reconciliation could not be performed without unreasonable efforts. The GAAP measures are not accessible on a forward-looking basis because we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include amortization expenses for acquisition-related intangible assets, contingent retention and earnout expenses, restructuring expenses primarily relating to severance and legal expenses, acquisition and integration expenses which include retention, legal, accounting, banking, and other expenses, foreign currency remeasurement and other nonrecurring or infrequent items and the associated tax benefit of these items. The unavailable information could have a significant impact on our GAAP financial results.

Company Contact:

Peter Johansson, Chief Financial and Strategy Officer

(888) 990-6670

Investor Relations Contact:

Steven Hooser or Jean Marie Young

Three Part Advisors

214-872-2710

investor.relations@onececo.com

News Media:

Kimberly Plaskett, Corporate Communications Director

CECO-Communications@onececo.com

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